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                                                        EXHIBIT 10.1.17.a

                                   AMENDMENT
                                       OF
                               TELXON CORPORATION
                           1992 RESTRICTED STOCK PLAN
                              adopted by action of
                             the Board of Directors
                              on December 7, 1993


WHEREAS, under the terms of the Telxon Corporation 1992 Restricted Stock Plan (the "Plan"), as adopted by the Board of Directors (the "Board") of Telxon Corporation (the "Company") on June 25, 1992 and by the Company's stockholders at the annual meeting thereof held August 19, 1992, 250,000 shares of the Company's Common Stock are made available for award to key employees of the Company and its subsidiaries and affiliates subject to such conditions as are required by, or may be imposed in accordance with, the terms of the Plan.

     NOW, THEREFORE, BE IT RESOLVED by the Board, pursuant to the authority conferred upon it to amend the Plan as set forth in Section 14 thereof:

         In the event and to the extent that the Shares which are the subject of any Award granted under the Plan are forfeited back to or are otherwise reacquired by the Company under the terms of the Plan or the applicable Restricted Stock Award Agreement, such Shares shall again be available for the granting of further Awards under the Plan, except that such forfeited or reacquired Shares shall not become available for such granting of further Awards under the Plan without the approval thereof by the stockholders of the Company if and to the extent that Rule 16b-3 or any other Securities Law Requirement deems the Awardee whose Shares are forfeited or otherwise reacquired to have received any benefits of ownership from such Shares (such as dividends paid thereupon) or otherwise requires that stockholder approval thereof be obtained.

     That Section 6.03 of the Plan shall be and hereby is deleted in its entirety and amended and restated to read as follows:

                    6.03   Dividends and Voting Rights.   Except as otherwise
                determined by the Committee and provided in the Restricted Stock Award Agreement for an Award, during the Restricted Period the Awardee shall have full right to vote the Shares of Restricted Stock but shall not have the right to receive any dividends of record thereof as of any date occurring within the Restricted Period.

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     That, except as amended by the foregoing, all of the provisions of the
Plan shall continue in full force and effect.

     And that the officers of the Company are hereby authorized to restate the Plan in its entirety to reflect the foregoing amendments thereto.





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